EXHIBIT A

As of March 23, 2016

1.	Licensed Benchmarks

WisdomTree Dividend Index

WisdomTree High Dividend Index

WisdomTree Dividend Ex-Financials Index

WisdomTree LargeCap Dividend Index

WisdomTree MidCap Dividend Index

WisdomTree SmallCap Dividend Index

WisdomTree Earnings Index

WisdomTree Earnings 500 Index

WisdomTree MidCap Earnings Index

WisdomTree SmallCap Earnings Index

WisdomTree LargeCap Value Index

WisdomTree LargeCap Growth Index

WisdomTree International Equity Index

WisdomTree International High Dividend Index

WisdomTree DEFA International Hedged Equity Index

WisdomTree International Dividend ex-Financials Index

WisdomTree International LargeCap Dividend Index

WisdomTree International MidCap Dividend Index

WisdomTree International SmallCap Dividend Index

WisdomTree Europe SmallCap Dividend Index

WisdomTree Global High Dividend Index

WisdomTree Japan Hedged Equity Index

WisdomTree Japan SmallCap Dividend Index

WisdomTree Global ex-U.S. Quality Dividend Growth Index

WisdomTree Asia Pacific ex-Japan Index

WisdomTree Australia Dividend Index

WisdomTree Emerging Markets High Dividend Index

WisdomTree Emerging Markets SmallCap Dividend Index

WisdomTree Middle East Dividend Index

WisdomTree India Earnings Index

WisdomTree Commodity Country Equity Index

WisdomTree Global Natural Resources Index

WisdomTree Global ex-U.S. Utilities Index

WisdomTree Global ex-U.S. Real Estate Index

WisdomTree China Dividend ex-Financials Index

WisdomTree U.S. Quality Dividend Growth Index

WisdomTree United Kingdom Hedged Equity Index

WisdomTree Japan Hedged SmallCap Equity Index

WisdomTree U.S. SmallCap Quality Dividend Growth Index

WisdomTree Emerging Markets Quality Dividend Growth Index

WisdomTree Emerging Markets Consumer Growth Index

WisdomTree Germany Hedged Equity Index

WisdomTree Korea Hedged Equity Index

WisdomTree Japan Interest Rate Strategy Index

WisdomTree Japan Hedged Real Estate Index

WisdomTree Japan Hedged Health Care Index

WisdomTree Japan Hedged Financials Index

WisdomTree Japan Hedged Capital Goods Index

WisdomTree Japan Hedged Tech, Media and Telecom Index

WisdomTree Europe Quality Dividend Growth Index

WisdomTree International Hedged Quality Dividend Growth Index

WisdomTree Emerging Markets ex-State-Owned Enterprises Index

WisdomTree Europe Hedged SmallCap Equity Index

WisdomTree Japan Hedged Quality Dividend Growth Index

WisdomTree Japan Quality Dividend Growth Index

WisdomTree International Hedged SmallCap Dividend Index

WisdomTree Global ex-U.S. Hedged Dividend Index

WisdomTree China ex-State-Owned Enterprises Index

WisdomTree International Hedged Equity Index

WisdomTree Strong Dollar U.S. Equity Index

WisdomTree Weak Dollar U.S. Equity Index

WisdomTree Global ex-U.S. Hedged Real Estate Index

WisdomTree Strong Dollar Emerging Markets Equity Index

WisdomTree Europe Local Recovery Index

WisdomTree Global SmallCap Dividend Index

WisdomTree Global Hedged SmallCap Dividend Index

WisdomTree Dynamic Long/Short U.S. Equity Index

WisdomTree Dynamic Bearish U.S. Equity Index

WisdomTree Dynamic Currency Hedged International Equity Index

WisdomTree Dynamic Currency Hedged International SmallCap Equity Index

WisdomTree Dynamic Currency Hedged Europe Equity Index

WisdomTree Dynamic Currency Hedged Japan Equity Index

WisdomTree International Quality Dividend Growth Index

WisdomTree Emerging Markets Dividend Index

WisdomTree Global ex-Mexico Equity Index

WisdomTree Fundamental U.S. Corporate Bond Index

WisdomTree Fundamental U.S. Short-Term Corporate Bond Index

WisdomTree Fundamental U.S. High Yield Corporate Bond Index

WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Index

WisdomTree Fundamental U.S. BBB Corporate Bond Index

WisdomTree Fundamental U.S. Short-Term BBB Corporate Bond Index

2.	Licensed Marks

WISDOMTREE

HIGH-YIELDING EQUITY